SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 6, 2022

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COEPTIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56194	84-3998117
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Bradford Rd, Suite 420 Wexford, Pennsylvania		15090
(Address of principal executive offices)		(Zip Code)

724-934-6467

(Registrant’s telephone number, including area code)

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 6, 2022, Coeptis Therapeutics, Inc. (OTC PINK: COEP), entered into a strategic agreement with Statera Biopharma, Inc. (Nasdaq: STAB) giving Coeptis the exclusive right to negotiate a definitive agreement related to the acquisition by Coeptis of Statera’s toll-like receptor 5 (TLR5) agonist platform, including entolimod, a clinical-stage product currently being developed as a treatment for acute radiation syndrome. The consummation of the transaction is contingent upon a successful negotiation of a definitive agreement and satisfaction of a number of closing conditions, including a financing contingency. Coeptis and Statera have agreed to an exclusivity period through the date that is 30 days following the date on which the first draft of the definitive agreement is available to review by both parties.

Coeptis and Statera have agreed that the definitive agreement will provide for the payment by Coeptis to Statera of six million USD ($6,000,000) plus revenue-based milestone payments (to be defined in the definitive agreement) in exchange for a defined set of purchased assets that include Statera’s rights to any product containing Entolimod as an active ingredient and all other related TLR5 agonists, related intellectual property, contract rights, inventory and data related to such products.

Coeptis will supplement this Current Report on Form 8-K when and if the long-form definitive agreement is negotiated and finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeptis Therapeutics, Inc.

Date: April 12, 2022	By:	/s/ David Mehalick
David Mehalick Chief Executive Officer

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